Exhibit 99.1

FOR IMMEDIATE RELEASE

Oct. 3, 2019

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Marissa Patel
1-973-443-2777 (o)	1-973-443-2996 (o)
kristen.seely@zoetis.com	marissa.patel@zoetis.com

Zoetis Names Kristin Peck to Succeed Juan Ramón Alaix

as CEO on January 1, 2020

•	Peck currently is Executive Vice President & Group President Responsible for U.S. Operations, Business Development and Strategy

•	Alaix to retire as CEO effective December 31, 2019, and will act as advisor on leadership transition through December 31, 2020

PARSIPPANY, NJ – Oct. 3, 2019 – Zoetis Inc. (NYSE: ZTS) today announced that Kristin Peck will succeed Juan Ramón Alaix as Chief Executive Officer, effective January 1, 2020, and join the Board of Directors, effective immediately. Alaix, who has been CEO of Zoetis since its formation in 2012, has decided to retire as CEO effective December 31, 2019. He will act as an advisor on the leadership transition through December 31, 2020.

Peck currently serves as Executive Vice President and Group President of U.S. Operations, Business Development and Strategy, and she has been a member of the Zoetis executive leadership team since the company’s formation in 2012. She will remain in her current position until the transition is complete on December 31, 2019.

“Kristin is the right leader for Zoetis’ future,” said Alaix. “She is an advocate for our customers’ needs, a champion of Zoetis’ culture and values, and an inspirational and collaborative leader for our people and industry. Her strategic vision and proven track record of performance throughout her tenure at the company, as well as her operational experience and deep customer knowledge, have her well-prepared to drive Zoetis’ continued growth for the benefit of all our key stakeholders.”

“Kristin has been an integral part of the management team that has firmly established Zoetis as the world leader in animal health,” said Michael McCallister, Chairman of the Board of Directors of Zoetis. “As head of U.S. Operations, she has been an innovator around customer experience, creating new customer loyalty programs and investing in digital tools, campaigns and direct-to-consumer advertising to support our growth. She has a disciplined growth mindset when it comes to leading our business development and strategy functions, and, earlier in her tenure, she helped drive improvements in manufacturing and supply chain to make them more efficient. Kristin has the passion, talent and experience necessary to lead Zoetis in the next stage of its journey.”

“Zoetis plays an essential role in caring for the pets and livestock that enrich people’s lives, and I am grateful for the opportunity to lead our company as the next CEO. I look forward to working with the Board, Juan Ramón and the Zoetis executive team on this transition,” said Peck. “We will continue to serve our customers, colleagues, shareholders and society by advancing animal health, and we will remain committed to building on the strategies, diverse portfolio, talented people and financial discipline that have been critical to our success.”

Leadership and Stewardship of First CEO

“We want to thank Juan Ramón for his leadership and stewardship as the first CEO of Zoetis,” continued McCallister. “During his tenure, he drove innovation and consistently delivered strong financial results, while creating value for our customers, shareholders and colleagues. The Board and I are grateful to Juan Ramón for his many contributions, including his development of a strong and talented leadership team, and we are confident Zoetis is well-positioned for the future under Kristin.”

“Leading Zoetis has been the opportunity of a lifetime thanks to the commitment and trust Zoetis colleagues have placed in me and our executive team,” said Alaix. “I look forward to working with Kristin as we complete this successful transition and prepare for the company’s next phase of growth under her leadership.”

About Kristin Peck

Over the course of her career at Zoetis, Peck, 48, has led the company’s Global Manufacturing and Supply organization, former Global Poultry and Global Diagnostics businesses, and New Product Marketing and Global Market Research. Since 2015, she has run U.S. Operations and established a track record of consistently growing revenue faster than the overall animal health market, while overseeing the successful launch of new companion animal blockbusters, such as Simparica® and Cytopoint® for dogs, as well as the continued growth of Apoquel® into one of the largest products in the industry. Peck has played a key role in establishing a more data- and insight-driven sales and marketing function for the benefit of customers in the U.S.

Since 2018, Peck has also led the company’s corporate strategy and business development activities, including the acquisitions of Abaxis (diagnostics) and Platinum Performance (nutritional products) to support the continued expansion of Zoetis’ capabilities and offerings across the continuum of care.

Peck has been a passionate leader for colleague development. As the recipient of the 2019 Feather in Her Cap Award, she was honored for her work in mentoring women and helping them advance their careers in animal health.

Peck previously served as Pfizer’s Executive Vice President of Worldwide Business Development and Innovation, as part of the company’s Executive Leadership Team. In this role, she was responsible for the evaluation of strategic alternatives for Pfizer’s Animal Health and Nutrition businesses. Peck also has experience working in consulting, private equity, and real estate finance. She holds a bachelor’s degree from Georgetown University and a Master of Business Administration degree from Columbia Business School, where she still serves as a member of the Advisory Board for the school’s Deming Center. She has also been a member of the Thomson Reuters’ Board of Directors since 2016.

About Juan Ramón Alaix

Alaix, 68, was named CEO of Zoetis in July 2012. Under his leadership, the company has become the global leader in animal health, with $5.8 billion in revenue in 2018 and a market capitalization today of nearly $60 billion. From February 1, 2013, when Zoetis’ common shares first started trading, through September 30, 2019, the company’s cumulative total shareholder return has been 322%, versus 126% for the S&P 500. With its steady growth in profitability and cash flow, Zoetis has consistently increased the value of the company by investing in commercial operations, R&D and manufacturing, resulting in a track record of successful new product innovation. Over his years as CEO, Alaix’s leadership has resulted in several groundbreaking new medicines ranked among the top products in the animal health industry.

About Zoetis

Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines and diagnostic products, which are complemented by biodevices, genetic tests and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2018, the company generated annual revenue of $5.8 billion with approximately 10,000 employees. For more information, visit www.zoetis.com.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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